                                                                   Exhibit 99(j)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 33 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 2, 2001 relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Reports to Shareholders of Equity 500 Index Fund Premier, Treasury Money Fund Institutional, Liquid Assets Fund Institutional, Cash Management Fund Institutional, and Cash Reserves Fund Institutional, (constituting parts of the BT Institutional Funds) and Equity 500 Index Portfolio, Treasury Money Portfolio, Liquid Assets Portfolio, Cash Management Portfolio, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 27, 2001